THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                  SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                DECEMBER 31, 2002


                                         Intial Costs to the Partnership           Costs
                                    ----------------------------------------   Capitalized
                                                                 Building &    Subsequent to
    Description                     Encumbrances      Land      Improvements    Acquisition
--------------------                ------------      ----      ------------    -----------
Properties:

Office Building
Lisle, IL                               None        1,780,000     15,743,881     5,333,355

Garden Apartments
Atlanta, GA                             None        3,631,212     11,168,904       915,656 (b)

Retail Shopping Center
Roswell, GA                             None        9,454,622     21,513,677     1,926,983

Office/Warehouse
Bolingbrook, IL                         None        1,373,199      7,302,518       418,011

Garden Apartments
Raleigh, NC                             None        1,623,146     14,135,553       185,137

Office Building
Brentwood, TN                           None        1,797,000      6,588,451     1,935,162

Office Park
Oakbrook Terrace, IL                    None        1,313,310     11,316,883     1,575,203

Office Building
Beaverton, OR                           None          816,415      9,897,307     1,176,487

Industrial Building
Salt Lake City, UT                      None          582,457      4,805,676     1,211,349

Industrial Building
Aurora, CO                              None        1,338,175      7,202,411     1,754,198

Office Complex
Brentwood, TN                           None        2,425,000      7,063,755       337,440
                                                   ----------    -----------    ----------
                                                   26,134,536    116,739,016    16,768,981
                                                   ==========    ===========    ==========

                                                                  Gross Amount at Which
                                                                 Carried at Close of Year
                             ---------------------------------------------------------------------------------------------------
                                             Building &       2002                                 Year of              Date
    Description              Land          Improvements       Sales         Total (a)(b)(c)     Construction          Acquired
--------------------       ---------       ------------       -----         ---------------     ------------          ----------
Properties:

Office Building
Lisle, IL                  1,780,000         21,077,236                        22,857,236             1985            Apr., 1988

Garden Apartments
Atlanta, GA                3,631,212         12,084,560                        15,715,772             1987            Apr., 1988

Retail Shopping Center
Roswell, GA                9,462,951         23,432,331                        32,895,282             1988            Jan., 1989

Office/Warehouse
Bolingbrook, IL            1,373,199          7,720,529     (9,093,728)                 0             1989            Feb., 1990

Garden Apartments
Raleigh, NC                1,623,146         14,320,690                        15,943,836             1995            Jun., 1995

Office Building
Brentwood, TN              1,797,377          8,523,236                        10,320,613             1982            Oct., 1995

Office Park
Oakbrook Terrace, IL       1,313,821         12,891,575                        14,205,396             1988            Dec., 1995

Office Building
Beaverton, OR                845,887         11,044,322                        11,890,209             1995            Dec., 1996

Industrial Building
Salt Lake City, UT           702,323          5,897,159                         6,599,482             1997            Jul., 1997

Industrial Building
Aurora, CO                 1,415,159          8,879,625                        10,294,784             1997            Sep., 1997

Office Complex
Brentwood, TN              2,453,117          7,373,078                         9,826,195             1987            Oct., 1997
                          ----------        -----------     ----------        -----------
                          26,398,192        133,244,341     (9,093,728)       150,548,805
                          ==========        ===========     ==========        ===========

                                                  2002              2001            2000
                                              -----------       -----------     -----------
(a)       Balance at beginning of year        158,410,798       154,613,404     172,606,825
            Additions:
             Acquistions                                0                 0               0
             Improvements, etc.                 1,231,735         3,797,394       2,480,354
            Deletions:
             Sale                              (9,093,728)                0     (20,473,775)
                                              -----------       -----------     -----------
          Balance at end of year              150,548,805       158,410,798     154,613,404
                                              ===========       ===========     ===========

(b)       Net of $1,000,000 settlement received from lawsuit.

                                                             THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                                              SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES
                                                                                 DECEMBER 31, 2002
                                                 -----------------------------------------------------------------------------------

                                                                                                          Gross Amount at Which
                                                 Intial Costs to the Partnership                         Carried at Close of Year
                                                 --------------------------------         Costs         ----------------------------
                                                                                       Capitalized
                                Encumbrances                         Building &       Subsequent to                     Building &
       Description              at 12/31/02           Land          Improvements       Acquisition          Land       Improvements
---------------------------   ---------------    -------------    ---------------    --------------     ------------   ------------
Interest in Properties:

Garden Apartments
Jacksonville, FL                    9,844,318        2,750,000        14,650,743          2,345,112       2,750,000      16,995,855

Retail Shopping Center
Kansas City MO and KS      *       15,016,865        5,710,916        15,211,504          3,053,317       5,710,916      18,264,821

Garden Apartments
Gresham/Salem, OR                   8,657,061        3,063,000        15,318,870            456,700       3,063,000      15,775,570

Retail Shopping Center
Hampton, VA                         9,804,475        2,339,100        12,767,956          1,339,852       3,276,520      13,170,388

Retail Shopping Center
Ocean City, MD                      7,393,254                -        10,012,138                  -               -      10,012,138

                              ---------------    -------------    --------------     --------------    ------------   -------------
                                   50,715,973       13,863,016        67,961,211          7,194,981      14,800,436      74,218,772
                              ===============    =============    ==============     ==============    ============   =============

                                                Gross Amount at Which
                                              Carried at Close of Year
                              ----------------------------------------------------------

                                                          Year of              Date
       Description             Total (a)(b)(c)          Construction         Acquired
---------------------------   -----------------      -----------------      -----------
Interest in Properties:

Garden Apartments
Jacksonville, FL                     19,745,855            1973             Sept., 1999

Retail Shopping Center
Kansas City MO and KS      *         23,975,737       Various Ranging       Sept., 1999
                                                      From 1972-1992
Garden Apartments
Gresham/Salem, OR                    18,838,570       Various Ranging       Feb., 2001
                                                      From 1971-1983
Retail Shopping Center
Hampton, VA                          16,446,908            1998             May, 2001

Retail Shopping Center               10,012,138            1986             Nov., 2002
Ocean City, MD

                              ----------------
                                    89,019,208
                              ================


                                                          2002            2001             2000
                                                     ------------     -----------     -----------
(a)      Balance at beginning of year                  60,659,900      25,121,329      22,587,869
           Additions:
            Acquistions                                10,012,138      33,488,926               0
            Improvements, etc.                          4,097,329       1,674,862       2,162,457
           Deletions:
            Sale                                                0               0               0

         Encumbrances on Joint Ventures
           accounted for by the equity method             205,498         374,783         371,003

                                                     ------------     -----------     -----------
         Balance at end of year                        74,974,865      60,659,900      25,121,329
                                                     ============     ===========     ===========

* Partnership interest accounted for by the equity method.

                      Report of Independent Accountants on
                          Financial Statement Schedules

To the Partners of The Prudential
Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated February 18, 2003 appearing in this Annual Report on Form 10-K also included an audit of the financial statement schedules listed in Item 15(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
New York, New York
February 18, 2003